SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9916	74-2480931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Poydras Street New Orleans, Louisiana		70112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2007, Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), entered into an Underwriting Agreement with J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), pursuant to which FCX agreed to issue and sell to the Underwriters $6.0 billion of its Notes, consisting of $1,500,000,000 aggregate principal amount of its 8.25% Senior Notes due April 1, 2015, $3,500,000,000 aggregate principal amount of its 8.375% Senior Notes due April 1, 2017 and $1,000,000,000 aggregate principal amount of its Senior Floating Rate Notes due April 1, 2015 (collectively, the “Notes”). The Notes were offered pursuant to FCX’s Registration Statement on Form S-3, File No. 333-140997, dated March 1, 2007.

From time to time, certain of the Underwriters and/or their respective affiliates have directly and indirectly engaged in various financial advisory, investment banking and commercial banking services for FCX and their affiliates, for which they received customary compensation, fees and expense reimbursement. Under our new senior secured credit agreement, JP Morgan Chase Bank, N.A. is administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated is syndication agent, and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint bookrunners and joint lead arrangers. In addition, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as financial advisors to FCX in connection with the acquisition, for which they will receive customary fees.

The closing of the sale of the Notes will occur on March 19, 2007. The net proceeds to the Company from the sale of the Notes, after deducting the Underwriters’ discount and the estimated offering expenses payable by the Company, are approximately $5.875 billion. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Report.

The Notes will be governed by and issued pursuant to an Indenture to be dated March 19, 2007 between FCX and The Bank of New York, as trustee. FCX may issue additional senior debt securities from time to time pursuant to the Indenture. A copy of the form of Indenture, including the forms of notes, is filed as Exhibit 4.1 to this Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement dated March 14, 2007 between Freeport-McMoRan Copper & Gold Inc. and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule 1 thereto.

4.1	Form of Indenture to be dated March 19, 2007 between Freeport-McMoRan Copper & Gold Inc. and The Bank of New York, as trustee.
5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

Date:	March 19, 2007	By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk Senior Vice President, Chief Financial Officer and Treasurer (authorized signatory and Principal Financial Officer)